UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2009

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) Mr. Matthew Nimetz resigned as a member of the Board of Directors (the "Board") of Weis Markets, Inc. (the "Company") effective October 13, 2009. Mr. Nimetz was an independent director and a member of the Audit and Compensation Committees of the Board. Mr. Nimetz's resignation was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     Section 303A.07(a) of the New York Stock Exchange Listed Company Manual requires all publicly traded companies to have at least three directors serving on the Audit Committee. On October 19, 2009, the Company notified NYSE Regulation, Inc. (the "NYSE") that, as a result of Mr. Nimetz's resignation, its Audit Committee no longer has three members and, on October 19, 2009, the NYSE provided written notice that the Company is deficient in meeting the requirements of Section 303A.07(a) because it does not have three members on the Audit Committee. The Board has identified a candidate to replace Mr. Nimetz as an independent director and intends to appoint such candidate to the Board at its next scheduled meeting.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The disclosure under Item 3.01 of this Current Report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Acting Chief Financial Officer, Controller,
Assistant Treasurer and Assistant Secretary
(Principal Financial Officer and
Principal Accounting Officer)
Dated: October 19, 2009